Exhibit 99.1

ARC REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2011

WALNUT CREEK, California (February 21, 2012) – ARC (NYSE:ARC), the nation’s leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the full year and fourth quarter ended December 31, 2011.

Business Highlights:

•	Strong signs of a moderating revenue decline due to stabilizing AEC market, expansion into adjacent markets and other diversification efforts.

•	Full-year adjusted earnings per share meets forecast of $(0.02) and includes $1.2 million or $0.015 in costs associated with the Company’s CFO transition and certain facility closing costs.

•	Full-year cash from operations was $49.2 million which equates to $1.08 per share for 2011.

•	Full-year gross margin was 31.8%.

•	New and undrawn senior secured credit facility effectively removes previous covenant restrictions.

•	2012 Fully diluted annual adjusted earnings per share outlook is $0.05 to $0.10; annual cash from operations for 2012 projected to be $40-50 million.

Financial Highlights:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(All dollar figures in millions, except EPS)	2011	2010	2011	2010
Net Revenue	$101.8	$105.0	$422.7	$441.6
Gross Margin	30.7%	29.5%	31.8%	32.2%
Net (Loss) Income attributable to ARC (GAAP)	$(3.06)	$(4.75)	$(133.09)	$(27.50)
Adjusted Net (Loss) Income attributable to ARC	$(0.16)	$(1.45)	$(0.97)	$1.33
EPS (GAAP)	$(0.07)	$(0.10)	$(2.93)	$(0.61)
Adjusted EPS	$(0.00)	$(0.03)	$(0.02)	$0.03

Cash from Operations	$19.7	$15.9	$49.2	$53.9
Capital Expenditures	$3.6	$2.9	$15.6	$8.6
Debt & Capital Leases	$226.3	$239.6	$226.3	$239.6

Management Commentary:

“Our results for the full-year were in line with our expectations and once again provided ample evidence of our ability to perform in the midst of economic and industry uncertainty,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC. “While we were gratified to see what appears to be a mitigation of the construction industry’s down cycle over the past three years, our efforts to diversify into adjacent and growing markets delivered results that were truly noteworthy. Large-format color revenue grew 10.3% year-over-year, largely from our Riot Creative Imaging business. The fourth quarter also saw growth of 13.5% in our FM/MPS service line, and our annual growth in this area exceeded 11%.”

Mr. Suriyakumar continued, “By developing our MPS service line, we are simultaneously reducing our revenue exposure to the cyclical nature of construction activity and expanding our client service capabilities in our core AEC market. These companies must conduct their day-to-day business regardless of how many construction projects they have. Our MPS solution addresses those needs perfectly by improving efficiency and reducing the costs associated with document management and fulfillment. We believe this will better demonstrate the value and breadth of our document solutions, and strengthen our client relationships.”

CFO John Toth commented, “In addition to diversifying our product offerings, we added tremendous flexibility to our capital structure by replacing our previous $50 million revolver with a far less restrictive, low-interest, non-monitored, asset-supported credit facility. Our cash from operations continued to remain very healthy at nearly $50 million for 2011 and has returned more than 16% of our current stock price. With regard to cost controls, our ‘Stay Fit’ plans removed more than $16 million from our cost structure in 2011. With these financial accomplishments and a powerful brand position thanks to our consolidation efforts over the past year, we are very well positioned for success in 2012.”

Outlook:

ARC management expects a mitigated decline in private non-residential construction activity in 2012, incremental growth in MPS services, the addition of new Global Solutions accounts, and improvement in other non-AEC service lines less exposed to the cyclical nature of construction projects.

While these assumptions are subject to change as the year progresses, ARC anticipates annual adjusted earnings per share in 2012 to be in the range of $0.05 to $0.10 on a fully-diluted basis, and annual cash flow from operations to be in the range of $40 million to $50 million.

Teleconference and Webcast:

ARC will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s fourth quarter and fiscal year 2011. The conference call can be accessed by dialing 877-402-8179. The conference ID number is 45393925.

A live Webcast will also be made available on the investor relations page of ARC’s website at www.e-arc.com.

A replay will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 45393925. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC (NYSE:ARC)

ARC (American Reprographics Company) is the nation’s leading document solutions company providing business-to-business document management technology and services primarily to the architectural, engineering and construction, or ‘AEC’ industries. The Company also provides document management services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality. ARC provides its services through its suite of technology products, a network of hundreds of service centers around the world and on-site at more than 5,500 customer locations. The Company’s service centers are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 100,000 active customers.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, current economic conditions and downturn in the architectural, engineering and construction (AEC) industries specifically, and the timing and nature of any economic recovery; our inability to mitigate revenue exposure to the cyclical nature of the AEC industries; our inability to streamline operations and reduce and/or manage costs; our failure to develop and introduce new services successfully, including expansion of client service capabilities in our core AEC market; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our dependence on certain key vendors for equipment, maintenance services and supplies; and damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

David Stickney

Vice President, Corporate Communications

925-949-5114

Email: david.stickney@e-arc.com

American Reprographics Company

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	September 30,
	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$25,437	$26,293
Accounts receivable, net of allowances for accounts receivable of $3,309 and $4,030	54,713	52,619
Inventories, net	12,107	10,689
Deferred income taxes	—	7,157
Prepaid expenses	3,999	4,074
Other current assets	7,541	6,870

Total current assets	103,797	107,702

Property and equipment, net of accumulated depreciation of $191,598 and $211,875	55,084	59,036
Goodwill	229,315	294,759
Other intangible assets, net	45,127	62,643
Deferred financing costs, net	4,574	4,995
Deferred income taxes	1,368	37,835
Other assets	2,092	2,115

Total assets	$441,357	$569,085

Liabilities and Equity
Current liabilities:
Accounts payable	$21,787	$23,593
Accrued payroll and payroll-related expenses	7,292	7,980
Accrued expenses	19,308	30,134
Current portion of long-term debt and capital leases	15,005	23,608

Total current liabilities	63,392	85,315

Long-term debt and capital leases	211,259	216,016
Deferred income taxes	26,447	—
Other long-term liabilities	3,194	5,072

Total liabilities	304,292	306,403

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 and 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,235 and 46,183 shares issued and 46,235 and 45,735 shares outstanding	46	46

Additional paid-in capital	99,728	96,251
Retained earnings	32,663	173,459
Accumulated other comprehensive loss	(1,760)	(5,541)

	130,677	264,215
Less cost of common stock in treasury, 0 and 447 shares	—	7,709

Total American Reprographics Company stockholders’ equity	130,677	256,506
Noncontrolling interest	6,388	6,176

Total equity	137,065	262,682

Total liabilities and equity	$441,357	$569,085

American Reprographics Company

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Reprographics services	$61,520	$67,136	$267,531	$294,555
Facilities management	25,378	22,362	100,682	89,994
Equipment and supplies sales	14,948	15,471	54,519	57,090

Total net sales	101,846	104,969	422,732	441,639
Cost of sales	70,553	73,961	288,434	299,307

Gross profit	31,293	31,008	134,298	142,332
Selling, general and administrative expenses	23,146	25,832	101,315	107,744
Amortization of intangible assets	4,596	3,998	18,715	11,657
Goodwill impairment	—	—	65,444	38,263

Income (loss) from operations	3,551	1,178	(51,176)	(15,332)
Other income, net	(15)	(27)	(103)	(156)
Interest expense, net	7,495	6,835	31,104	24,091
Loss on early extinguishment of debt	—	2,509	—	2,509

Loss before income tax (benefit) provision	(3,929)	(8,139)	(82,177)	(41,776)
Income tax (benefit) provision	(941)	(3,324)	50,931	(14,186)

Net loss	(2,988)	(4,815)	(133,108)	(27,590)
(Income) loss attributable to the noncontrolling interest	(69)	61	21	88

Net loss attributable to American Reprographics Company	$(3,057)	$(4,754)	$(133,087)	$(27,502)

Loss per share attributable to American Reprographics Company shareholders:
Basic	$(0.07)	$(0.10)	$(2.93)	$(0.61)

Diluted	$(0.07)	$(0.10)	$(2.93)	$(0.61)

Weighted average common shares outstanding:
Basic	45,505	45,278	45,401	45,213
Diluted	45,505	45,278	45,401	45,213

American Reprographics Company

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cash flows provided by operating activities	$19,678	$15,916	$49,168	$53,924
Changes in operating assets and liabilities, net of business acquisitions	(8,926)	(6,488)	10,152	955
Non-cash expenses, including depreciationand amortization	(13,740)	(14,243)	(192,428)	(82,469)
Income tax (benefit) provision	(941)	(3,324)	50,931	(14,186)
Interest expense	7,495	6,835	31,104	24,091
Net (income) loss attributable to thenoncontrolling interest	(69)	61	21	88

EBIT	3,497	(1,243)	(51,052)	(17,597)
Depreciation and amortization	11,513	12,128	47,876	45,649

EBITDA	15,010	10,885	(3,176)	28,052
Loss on early extinguishment of debt	—	2,509	—	2,509
Goodwill impairment	—	—	65,444	38,263
Stock-based compensation	496	1,551	4,271	5,922

Adjusted EBITDA	$15,506	$14,945	$66,539	$74,746

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to unaudited adjusted net (loss) income attributable to ARC

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net loss attributable to ARC	$(3,057)	$(4,754)	$(133,087)	$(27,502)
Goodwill impairment	—	—	65,444	38,263
Change in trade name impact to amortization	2,369	1,579	9,475	1,579
Loss on early extinguishment of debt	—	2,509	—	2,509
Interest rate swap related costs	1,322	1,091	5,691	1,241
Income tax provision, relatedto above items	(1,308)	(1,878)	(16,053)	(14,758)
Deferred tax valuation allowance and other discrete tax items	516	—	67,556	—

Unaudited adjusted net (loss) income attributable to ARC	$(158)	$(1,453)	$(974)	$1,332

Actual:
Loss per share attributable to ARC shareholders:
Basic	$(0.07)	$(0.10)	$(2.93)	$(0.61)

Diluted	$(0.07)	$(0.10)	$(2.93)	$(0.61)

Weighted average common shares outstanding:
Basic	45,505	45,278	45,401	45,213
Diluted	45,505	45,278	45,401	45,213

Adjusted:
Loss per share attributable to ARC shareholders:
Basic	$(0.00)	$(0.03)	$(0.02)	$0.03

Diluted	$(0.00)	$(0.03)	$(0.02)	$0.03

Weighted average common shares outstanding:
Basic	45,505	45,278	45,401	45,213
Diluted	45,505	45,278	45,401	45,383

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net loss attributable to ARC	$(3,057)	$(4,754)	$(133,087)	$(27,502)
Interest expense, net	7,495	6,835	31,104	24,091
Income tax (benefit) provision	(941)	(3,324)	50,931	(14,186)

EBIT	3,497	(1,243)	(51,052)	(17,597)
Depreciation and amortization	11,513	12,128	47,876	45,649

EBITDA	15,010	10,885	(3,176)	28,052
Loss on early extinguishment of debt	—	2,509	—	2,509
Goodwill impairment	—	—	65,444	38,263
Stock-based compensation	496	1,551	4,271	5,922

Adjusted EBITDA	$15,506	$14,945	$66,539	$74,746

Non-GAAP Financial Measures

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $0.5 million and $1.6 million of stock-based compensation expense recorded in selling, general and administrative expenses, for the three months ended December 31, 2011 and 2010, respectively. Amortization does not include $4.3 million and $5.9 million of stock-based compensation expense recorded in selling, general and administrative expenses, for the twelve months ended December 31, 2011 and 2010 respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our 2011 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net income (loss) attributable to ARC and adjusted earnings (loss) per share attributable to ARC shareholders for the three and twelve months ended December 31, 2011 and 2010 to reflect the exclusion of goodwill impairment charges, amortization impact related to the change in useful lives of trade names, loss on early extinguishment of debt, certain interest rate swap related costs, the valuation allowance related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2011 and 2010. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in 2011 and 2010 to exclude stock-based compensation expense, loss on early extinguishment of debt and the non-cash impairment charges. The exclusion of these items is consistent with the definition of adjusted EBITDA in our previous and current credit agreements; therefore, we believe this information is useful to investors in assessing our ability to meet our debt covenants.

American Reprographics Company

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flows from operating activities
Net loss	$(2,988)	$(4,815)	$(133,108)	$(27,590)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	288	368	1,034	966
Depreciation	6,917	8,130	29,161	33,992
Amortization of intangible assets	4,596	3,998	18,715	11,657
Amortization of deferred financing costs	225	332	887	1,491
Amortization of bond discount	142	44	549	44
Goodwill impairment	—	—	65,444	38,263
Stock-based compensation	496	1,551	4,271	5,922
Excess tax benefit related to stock-based compensation	31	(20)	—	(58)
Deferred income taxes	(2,833)	(2,907)	673	(12,657)
Deferred tax valuation allowance	2,827	—	68,546	—
Loss on early extinguishment of debt	—	2,509	—	2,509
Amortization of derivative, net of tax effect	828	—	3,565	—
Other noncash items, net	223	238	(417)	340
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	5,917	5,502	(2,582)	469
Inventory	(1,206)	464	(1,170)	8
Prepaid expenses and other assets	12,652	1,418	(453)	(4,098)
Accounts payable and accrued expenses	(8,437)	(896)	(5,947)	2,666

Net cash provided by operating activities	19,678	15,916	49,168	53,924

Cash flows from investing activities
Capital expenditures	(3,615)	(2,938)	(15,553)	(8,634)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(823)	(370)	(823)	(870)
Payment for swap transaction	—	—	(9,729)	—
Other	(2)	248	923	1,002

Net cash used in investing activities	(4,440)	(3,060)	(25,182)	(8,502)

Cash flows from financing activities
Proceeds from stock option exercises	—	117	108	242
Proceeds from issuance of common stock under Employee Stock Purchase Plan	31	14	62	51
Excess tax benefit related to stock-based compensation	(31)	20	—	58
Proceeds from bond issuance	—	195,648	—	195,648
Payments on long-term debt agreements and capital leases	(5,460)	(206,786)	(25,179)	(238,989)
Net (repayments) borrowings under revolving credit facilities	(10,121)	(1,086)	701	(1,536)
Payment of deferred financing fees	(131)	(4,473)	(799)	(4,473)

Net cash used in financing activities	(15,712)	(16,546)	(25,107)	(48,999)

Effect of foreign currency translation on cash balances	(43)	228	265	493

Net change in cash and cash equivalents	(517)	(3,462)	(856)	(3,084)
Cash and cash equivalents at beginning of period	25,954	29,755	26,293	29,377

Cash and cash equivalents at end of period	$25,437	$26,293	$25,437	$26,293

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$3,202	$3,503	$10,678	$10,305
Liabilities in connection with acquisition of businesses	$548	$231	$548	$231
Liabilities in connection with deferred financing fees	$107	$440	$107	$440
Net gain on derivative, net of tax effect	$—	$1,244	$—	$1,125